Exhibit 99.2

BayMedica, Inc.

UNAUDITED FINANCIAL STATEMENTS

NINE MONTHS ENDED SEPTEMBER 30, 2021

BayMedica, Inc.

(Expressed in U.S. Dollars)

As of September 30, 2021 and December 31, 2020

and for the Nine Months Ended September 30, 2021 and 2020

BayMedica, Inc.

Condensed Balance Sheets (unaudited)

September 30, 2021 and December 31, 2020

	September 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash	$44,461	$54,911
Accounts receivable, net	38,800	3,925
Inventories	487,175	103,446
Prepaid expenses	19,746	20,845
Total current assets	590,182	183,127

Non-current assets:
Property and equipment, net	134,488	147,896
Other assets	100,550	100,000
Total non-current assets	235,038	247,896

TOTAL ASSETS	$825,220	$431,023

LIABILITIES AND SHAREHOLDERS' DEFICIT
Liabilities
Current liabilities:
Accounts payable	$437,482	$307,529
Short-term debt	2,839,849	2,764,570
Accrued expenses and other liabilities	657,763	393,339
Deferred revenue	8,390	25,000
Total current liabilities	3,943,484	3,490,438

Non-current liabilities:
Long-term debt	343,248	159,833
Total non-current liabilities	343,248	159,833

Total Liabilities	4,286,732	3,650,271

Commitments and contingencies (Note 9)

Shareholders' Deficit
Common stock $.001 par value; authorized 70 million shares; issued and outstanding 9.3 million at September 30, 2021 and 9.3 million at December 31, 2020	9,303	9,303
Paid-in capital	77,769	70,168
Accumulated deficit	(3,548,584)	(3,298,719)
Total Shareholders' Deficit	(3,461,512)	(3,219,248)

TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT	$825,220	$431,023

The accompanying notes are an integral part of these condensed financial statements

BayMedica, Inc.

Condensed Statements of Operations (unaudited)

For the Nine Months Ended September 30, 2021 and 2020

	September 30, 2021	September 30, 2020

Net sales	$1,659,263	$419,059
Cost of sales	448,406	85,736
Gross profit	1,210,857	333,323

Operating expenses
Research and development	1,134,393	775,676
General and administrative	524,965	159,732
Depreciation	13,409	13,409
Loss from operations	(461,910)	(615,494)

Other income (expense):
Interest expense, net	(102,184)	(80,224)
Foreign exchange (loss)	-	(193)
Other income (expense)	315,650	(99,143)
Total other expense	213,466	(179,560)

Loss before income tax expense	(248,444)	(795,054)
Income tax expense	(1,421)	(1,460)
Net loss	$(249,865)	$(796,514)

The accompanying notes are an integral part of these condensed financial statements

BayMedica, Inc.

Condensed Statements of Shareholders’ Deficit (unaudited)

For the Nine Months Ended September 30, 2021 and 2020

	Common Stock	Common Stock	Paid-in	Accumulated
	Shares	Amount	Capital	Deficit	Total
Balance at December 31, 2019	9,290,000	$9,290	$24,121	$(2,381,776)	$(2,348,365)

Net loss	-	-	-	(796,514)	(796,514)
Stock-based compensation	-	-	37,543	-	37,543
Balance at September 30, 2020	9,290,000	$9,290	$61,664	$(3,178,290)	$(3,107,336)

Net loss	-	-	-	(370,294)	(370,294)
Employee option plans	13,333	13	786	-	799
Stock-based compensation	-	-	15,319	-	15,319
Balance at September 30, 2021	9,303,333	$9,303	$77,769	$(3,548,584)	$(3,461,512)

The accompanying notes are an integral part of these condensed financial statements

BayMedica, Inc.

Condensed Statements of Cash Flows (unaudited)

For the Nine Months Ended September 30, 2021 and 2020

	September 30, 2021	September 30, 2020

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(249,865)	$(796,514)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	13,409	13,409
Stock compensation expense	7,601	37,543
Forgiveness of Paycheck Protection Program loans	(239,470)	-
Non-cash interest	85,024	79,453
Change in operating assets and liabilities:
Accounts receivable	(34,875)	199,850
Inventories	(383,729)	(162,191)
Prepaid expenses	1,099	21,934
Accounts payable	129,953	190,080
Accrued expenses and other liabilities	165,424	(106,176)
Other non-current assets and liabilities	(550)	100,000
Net cash used in operating activities	(505,979)	(422,612)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from debt	908,547	397,400
Repayments of debt	(413,018)	-
Net cash provided by financing activities	495,529	397,400

CHANGE IN CASH
Net decrease in cash	(10,450)	(25,212)
Cash at beginning of period	54,911	102,681
CASH AT END OF PERIOD	$44,461	$77,469

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid for:
Interest	$16,959	$771
Income taxes	1,421	1,460

The accompanying notes are an integral part of these condensed financial statements

BayMedica, Inc.

Notes to the Condensed Financial Statements (unaudited)

As of September 30, 2021 and December 31, 2020

and for the Nine Months Ended September 30, 2021 and 2020

Note 1 NATURE OF BUSINESS

BayMedica, Inc. (the “Company”) was incorporated in Nevada on September 16, 2016. The Company specializes in the manufacturing and commercialization of rare cannabinoids for the health and wellness sector.

In accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Update (“ASU”) 2014-15, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (Subtopic 205-40), the Company has evaluated whether there are conditions and events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued.

Through September 30, 2021, the Company has funded its operations primarily with proceeds from the sale of convertible debt. The Company has incurred recurring losses and negative cash flows from operations since its inception, including a net loss of $249,865 for the nine months ended September 30, 2021. In addition, the Company had an accumulated deficit of $3.5 million as of September 30, 2021. The Company expects to continue to generate operating losses for the foreseeable future.

The Company does not expect that its cash and cash equivalents will be sufficient to fund its operating expenses and capital expenditure requirements for greater than 12 months from the date of issuance of these financial statements. Prior to the issuance date of these financial statements, the Company merged with BayMedica, LLC, an indirect wholly owned subsidiary of InMed Pharmaceuticals Inc. (“InMed”), (the “Merger”). The future viability of the Company beyond that point is dependent on InMed’s ability to fund the Company’s operations. As a result, the Company concluded that there is substantial doubt about its ability to continue as a going concern within one year after the date that the financial statements are issued. These financial statements have been prepared on a going concern basis, which assumes that the Company will be able to meet its commitments, realize its assets, and discharge its liabilities in the normal course. These financial statements do not reflect adjustments to the carrying value of assets and liabilities that would be necessary if the Company was unable to continue as a going concern and such adjustments could be material.

Note 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These unaudited condensed interim financial statements were prepared using the same accounting policies and methods as those used in the Company’s audited financial statements for the year ended December 31, 2020. The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”). Accordingly, certain disclosures normally included in annual financial statements prepared in accordance with US GAAP have been omitted or condensed. These financial statements should be read in conjunction with the Company’s audited financial statements for the year ended December 31, 2020. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year.

BayMedica, Inc.

Notes to the Condensed Financial Statements (unaudited)

As of September 30, 2021 and December 31, 2020

and for the Nine Months Ended September 30, 2021 and 2020

Management Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the balance sheet date, and the corresponding revenues and expenses for the periods reported. It also requires management to exercise judgment in applying the Company’s accounting policies. In the future, actual experience may differ from these estimates and assumptions. The areas involving a higher degree of judgement or complexity, or areas where assumptions and estimates are significant to these financial statements are the estimate of useful life of intangible assets, the application of the going concern assumption, the impairment assessment for long-live assets, and determining the fair value of share-based payments.

Risks and Uncertainties

On March 11, 2020, the COVID-19 outbreak was declared a pandemic by the World Health Organization. The full extent to which the COVID-19 pandemic may directly or indirectly impact the Company’s business, results of operations and financial condition, including expenses, research and development costs and employee-related amounts, will depend on future developments that are evolving and highly uncertain, such as the duration and severity of outbreaks, including potential future waves or cycles, and the effectiveness of actions taken to contain and treat COVID-19. The Company considered the potential impact of COVID-19 when making certain estimates and judgments relating to the preparation of these financial statements. The Company’s future assessment of the magnitude and duration of COVID-19, as well as other factors, could result in a material impact to the Company’s financial statements in future reporting periods.

Recent Accounting Pronouncements

Accounting Standards Updates Adopted

In May 2014, the FASB issued ASU 2014-19, Revenue from Contracts with Customers (Topic 606). Subsequently, the FASB issued additional ASUs, which further clarified this guidance. This ASU provides a single principles-based revenue recognition model with a five-step analysis of transactions to determine when and how revenue is recognized. The core principle is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The Company adopted this new accounting guidance on January 1, 2020 using the modified retrospective transition approach for all contracts and the adoption did not have a material impact on the Company’s results of operations. The adoption did not result in a cumulative transition adjustment as there was no change to the timing of when these costs were recognized.

Accounting Standards Updates to Become Effective in Future Periods

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which supersedes Topic 840, Leases. Subsequently, the FASB issued additional ASUs which further clarify this guidance. This ASU increases the transparency and comparability of organizations by requiring the capitalization of substantially all leases on the balance sheet and disclosures of key information about leasing arrangements. The updates are effective for fiscal years beginning after December 15, 2022. Management is evaluating the impact of this update on the Company’s financial statements.

In June 2016, the FASB issued ASU 2016-13, Measurement of Credit Losses on Financial Instruments (Topic 326), which amends the Board’s guidance on the impairment of financial instruments. Subsequently, the FASB issued additional ASUs which further clarify this guidance. The ASU adds to US GAAP an impairment model that is based on expected losses rather than incurred losses, which is known as the CECL model. The CECL model applies to most debt instruments (other than those measured at fair value), trade and other receivables, financial guarantee contracts, and loan commitments. This ASU is effective for fiscal years beginning after December 15, 2022. Management is evaluating the impact of this update on the Company’s financial statements.

BayMedica, Inc.

Notes to the Condensed Financial Statements (unaudited)

As of September 30, 2021 and December 31, 2020

and for the Nine Months Ended September 30, 2021 and 2020

In December 2019, the FASB issued AS 2019-12, Simplifying the Accounting for Income Taxes (Topic 740), which removes certain exceptions to the general principles in Topic 740 and improves consistent application of and simplifies US GAAP for other areas of Topic 740 by clarifying and amending existing guidance. This ASU is effective for fiscal years beginning after December 15, 2021, with early adoption permitted. Management is evaluating the impact of this update on the Company’s financial statements.

In August 2020, the FASB issued ASU 2020-06, Debt-Debit with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging-Contracts in an Entity’s Own Equity (Subtopic 815-40), which will simplify the accounting for convertible instruments by reducing the number of accounting models for convertible debt instruments and convertible preferred stock. Limiting the accounting models will result in fewer embedded conversion features being separately recognized from the host contract as compared with current GAAP. Convertible instruments that continue to be subject to separation models are (1) those with embedded conversion features that are not clearly and closely related to the host contract, that meet the definition of a derivative, and that do not qualify for a scope exception from derivative accounting and (2) convertible debt instruments issued with substantial premiums for which the premiums are recorded as additional paid-in capital. ASU 2020-06 also amends the guidance for the derivatives scope exception for contracts in an entity’s own equity to reduce form-over-substance-based accounting conclusions. This ASU is effective for fiscal years beginning after December 15, 2023, with early adoption permitted for fiscal years beginning after December 15, 2020. Management is evaluating the impact of this update on the Company’s financial statements.

Note 3 CUSTOMER CONCENTRATION

The Company had four and three customers during the nine months ended September 30, 2021 and 2020, respectively, which individually generated 10% or more of the Company’s net sales. These customers accounted for 70% and 66% of the Company’s Net sales for the nine months ended September 30, 2021 and 2020, respectively. As of September 30, 2021 and 2020, these customers represented 53% and 15% of the Company’s outstanding accounts receivable.

BayMedica, Inc.

Notes to the Condensed Financial Statements (unaudited)

As of September 30, 2021 and December 31, 2020

and for the Nine Months Ended September 30, 2021 and 2020

Note 4 INVENTORIES

Inventories consisted of the following at September 30, 2021 and December 31, 2020:

	September 30, 2021	December 31, 2020
Work in process	$324,044	$172
Finished goods	163,131	103,274
Inventories	$487,175	$103,446

Note 5 PROPERTY AND EQUIPMENT, NET

Property and equipment consisted of the following at September 30, 2021 and December 31, 2020:

	September 30, 2021	December 31, 2020
Machinery and equipment	$178,784	$178,784
Accumulated depreciation	(44,296)	(30,888)
Property and equipment, net	$134,488	$147,896

Depreciation expense was $13,409 for the each of the nine months ended September 30, 2021 and 2020.

Note 6 DEBT

The Company’s debt consisted of the following at September 30, 2021 and December 31, 2020:

	September 30, 2021	December 31, 2020
Convertible notes payable	$2,632,500	$2,632,500
Notes payable	424,497
Economic Injury Disaster Loan	126,100	134,100
Paycheck Protection Program (PPP)	-	115,800
Working capital loan	-	42,003
Total debt, including current portion	3,183,097	2,924,403
Less: Current portion	(2,839,849)	(2,764,570)
Long-term debt	$343,248	$159,833

At September 30, 2021, the future maturities of debt consisted of the following:

Amount
2021	$2,839,849
2022	220,338
2023	2,662
2024	2,764
2025	2,869
Thereafter	114,615
$3,183,097

Convertible Note Agreements

From February 2017 to March 2020 the Company entered into convertible note agreements with an aggregate principal value of approximately $2.6 million. The convertible notes, bearing interest of 4% per annum, mature on December 31, 2021 with principal and interest due at maturity if not previously converted.

BayMedica, Inc.

Notes to the Condensed Financial Statements (unaudited)

As of September 30, 2021 and December 31, 2020

and for the Nine Months Ended September 30, 2021 and 2020

All convertible notes were converted to common stock in connection with the Merger. The convertible notes contained an embedded derivative feature that could accelerate repayment of the convertible notes upon a qualified financing event. Management determined, at issuance, the occurrence of a qualified financing event was within its control. Accordingly, the convertible notes were accounted for as traditional debt with interest accruing to the maturity date.

Economic Injury Disaster Loan

On June 10, 2020, the Company secured a loan offered by the U.S. Small Business Administration (“SBA”) under its Economic Injury Disaster Loan assistance program (“EIDL”) in light of the impact of the COVID-19 pandemic on the Company’s business. The principal amount of the loan was $126,100 and interest accrued at the rate of 3.75%. Installment payments, including principal and interest, are due monthly beginning twelve months from the date of the EIDL loan in the amount of $615. The balance of principal and interest is payable thirty years form the date of the promissory note.

Paycheck Protection Program

On April 14, 2020, the Company received loan proceeds in the amount of $115,800 under the Paycheck Protection Program (“PPP”). On January 30, 2021, the Company received an additional $123,670 of loan proceeds under the PPP. The PPP, established as part of the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”), provides for loans to qualifying businesses for amounts up to 2.5 times the average monthly payroll expenses of the qualifying business. The loans and accrued interest are forgivable as long as the borrower uses the loan proceeds for eligible purposes, including payroll, benefits, rent, and utilities, and maintains its payroll levels.

Any unforgiven portion of a PPP loan is payable over two years at an interest rate of 1%, with a deferral of payments for the first six months. The Company used the proceeds for purposes consistent with the PPP. In May 2021, the Company received notification from the SBA that the PPP loans, including accrued interest, had been fully forgiven.

Working Capital Loan

The Company entered into a program with American Express Company whereby the Company can request short-term commercial loans to be paid directly to eligible vendors. These loans are general unsecured obligations of the Company and bear a 12% interest rate. The terms of the program are subject to change from time to time.

February 2021 Note Payable to Investment Company

On February 1, 2021, the Company issued a note payable to an investment company for $175,000 that matured in July 2021. This note payable accrued interest at 15% per annum, payable monthly. This note payable was secured by the inventory acquired with the loan proceeds. By May 2021, this note payable was repaid in full.

May 2021 Note Payable to Investment Company

On May 3, 2021, the Company issued a note payable to an investment company for $175,000 that matured in October 2021. This note payable accrued interest at 15% per annum, payable monthly. This note payable was secured by the inventory acquired with the loan proceeds.

BayMedica, Inc.

Notes to the Condensed Financial Statements (unaudited)

As of September 30, 2021 and December 31, 2020

and for the Nine Months Ended September 30, 2021 and 2020

May 2021 Note Payable to Vendor

On May 27, 2021, the Company issued a note payable to a vendor for $117,249 that matures in June 2022. This note payable accrues interest at 0% per annum. This note payable is an unsecured, unsubordinated obligation of the Company.

September 2021 Note Payable

On September 25, 2021, the Company issued a note payable to InMed for $250,000 that matures in May 2022. This note payable accrues interest at 15% per annum. This note payable is secured by the Company’s current assets and fixed assets, less certain accounts receivable and inventories.

Note 7 SHARE-BASED AWARDS

As of September 30, 2021, the Company had stock options under the 2018 Stock Plan. The terms of each share-based award will be determined by the Board of Directors. As of September 30, 2021, the Company had 1,056,667 shares authorized and available for grant under the 2018 Stock Plan.

For the nine months ending September 30, 2021, 7,601 of share-based compensation expense was recorded in general and administration. As of September 30, 2021, there was $15,550 of total unrecognized compensation cost related to stock option awards outstanding.. The cost is expected to be recognized over a weighted average period of 0.6 years.

The fair value of stock option awards was determined using a Black-Scholes option pricing model as of the grant date. Expected volatilities are based on historical stock price movements of comparable companies, as the Company’s stock is not publicly traded. The Company accounts for forfeitures of awards at the time they become known. The expected term of options was set to their contractual term. The risk-free rate for periods within the contractual life of the award is based on the U.S. Treasury yield curve in effect at the grant date. No options were issued for the nine months ended September 30, 2021.

2020
Expected volatility	91%-93%
Expected dividends	0%
Expected term (in years)	10.0
Risk-free rate	0.7%-0.8%

Stock options vest over 12 or 48 months in monthly installments, and in some cases with a one year cliff, depending on the terms of the award. The award holder will receive common shares upon exercise.

BayMedica, Inc.

Notes to the Condensed Financial Statements (unaudited)

As of September 30, 2021 and December 31, 2020

and for the Nine Months Ended September 30, 2021 and 2020

The following summary presents information regarding stock options as of September 30, 2021 and changes during the nine months then ended:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (years)
Outstanding at beginning of year	1,240,000	$0.06
Outstanding at end of period	1,240,000	0.06	8.0
Exercisable at end of period	849,064	$0.06	8.1

A summary of the Company’s non-vested stock option activity and related information for the year ended September 30, 2021 is as follows:

	Number of Shares	Weighted Average Grant-Date Fair Value
Non-vested at December 31, 2019	395,835	$0.06
Granted	725,000	0.06
Vested	(439,896)	0.06
Forfeited	(26,667)	0.06
Non-vested at September 30, 2020	654,272	$0.06
Vested	(163,127)	0.06
Non-vested at December 31, 2020	491,145	$0.06
Vested	(338,124)	0.06
Non-vested at September 30, 2021	153,021	$0.06

Note 8 LEASES

The Company leases office and laboratory space under an operating lease that matures through 2024. Renewal options exist. Total rent expense was $223,479and $207,403 for the nine months ended September 30, 2021 and 2020, respectively. The following table is a summary of the future minimum lease payments as of September 30, 2021:

Operating
2021	$81,057
2022	331,527
2023	341,475
2024	85,995
$840,054

BayMedica, Inc.

Notes to the Condensed Financial Statements (unaudited)

As of September 30, 2021 and December 31, 2020

and for the Nine Months Ended September 30, 2021 and 2020

Note 9 COMMITMENTS AND CONTINGENCIES

The Company is a party to a variety of contractual agreements under which it may be obligated to indemnify the other party for certain matters in the ordinary course of business, which indemnities may be secured by operation of law or otherwise. These agreements primarily relate to the Company’s commercial contracts, service agreements, operating leases and other real estate contracts, financial agreements, and agreements to indemnify officers, directors, and employees in the performance of their work. While the Company’s aggregate indemnification obligations could result in a material liability, the Company is not aware of any matters that are expected to result in a material liability. No amount has been recorded in the Condensed Balance Sheets for these contingent obligations.

The Company’s operations are subject to a variety of state and local regulations. Failure to comply with one or more of those regulations could result in fines, restrictions on operations, or losses of permits that could result in the Company ceasing operations. While management believes that the Company is in substantial compliance with applicable local and state regulations as of December 31, 2020, regulations continue to evolve and are subject to differing interpretations. As a result, the Company may be subject to regulatory fines, penalties, or restrictions in the future.

The Company entered into a patent license agreement with a third party (the “Licensor”) in an agreement dated February 15, 2021 that formalized the terms sheet entered into in December 2020. As per the agreement, an upfront patent license fee of $150,000 was due to be paid to the Licensor. This license fee was payable in installments based on agreed upon milestones. Of of this amount, the Company paid $50,000 through September 30, 2021. Of this amount, the Company paid $20,000 in the year ending December 31, 2020 and $30,000 in the period ending September 30, 2021. The remaining upfront fees were contingent on validation by Licensor of the licensed processes for commercial-scale manufacturing of the licensed products. As of September 30, 2021, management determined that it was reasonably possible the remaining future upfront payments would be made, but did not accrue for them as they were not probable. The Company is also required to make future royalty payments to Licensor based on net sales of licensed products, with minimum payments required starting in 2021.

Note 10 RELATED PARTIES

The Company owed $451,673 and $422,500 of convertible notes payable to shareholders and related parties at September 30, 2021 and December 31, 2020, respectively. The Company had accrued $51,902 and $38,677 of interest on these convertible notes payable at September 30, 2021 and December 31, 2020, respectively.

BayMedica, Inc.

Notes to the Condensed Financial Statements (unaudited)

As of September 30, 2021 and December 31, 2020

and for the Nine Months Ended September 30, 2021 and 2020

Note 11 SUBSEQUENT EVENTS

The Company has evaluated subsequent events after the balance sheet date for appropriate accounting and disclosure through December 21, 2021, the date on which the financial statements were available to be issued.

On October 3, 2021, the Company issued a note payable to InMed for $175,000 that matures on December 31, 2021. This note payable accrues nil interest (or 15% per annum if the Merger had not completed). This note payable is secured by the Company’s current assets and fixed assets, less certain accounts receivable and inventories.

On October 13, 2021, the Company merged with BayMedica, LLC as part of InMed’s acquisition of the Company. In conjunction with this transaction, the convertible notes payable and related accrued interest payable were converted into common shares of the Company immediately prior to closing. The EIDL loan and remaining balance of the May 2021 note payable were repaid in full upon closing.

In December 2021, the Company amended the License Agreement including the deferral of the 2021 minimum payments to 2022.